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                                  February 14, 1997

Progenitor, Inc.
1507 Chambers Road
Columbus, Ohio  43212
Attn:  Douglass Given, M.D., President

         Re:  $6,600,000 BRIDGE LINE OF CREDIT

Ladies and Gentlemen:

         This letter agreement ("AGREEMENT") sets forth the terms and conditions of the bridge line of credit (the "LINE") that Interneuron Pharmaceuticals, Inc., a Delaware corporation ("LENDER") hereby establishes in favor of Progenitor, Inc., a Delaware corporation ("BORROWER"), and to which Borrower hereby agrees as evidenced by Borrower's signing and returning to Lender the enclosed copy of this Agreement:

         1. This Agreement is being entered into in order to fund Borrower's obligation to lend to Mercator Genetics, Inc. ("MERCATOR") pursuant to that certain Bridge Line of Credit of even date herewith between Borrower, as lender, and Mercator, as borrower (the "MERCATOR LINE LETTER"), entered into in connection with that certain Agreement and Plan of Reorganization of even date herewith among the Borrower, Mercator and MG Merger Sub Corp. (the "REORGANIZATION AGREEMENT"). Capitalized terms not otherwise defined herein shall have the meanings as defined in the Reorganization Agreement. Capitalized terms defined in any Schedule shall have the same meaning in each other Schedule unless otherwise defined therein. "MERCATOR LOAN DOCUMENTS" means the documents and instruments described on Annex I hereto, as the same may hereafter be amended, modified, renewed, refinanced or extended. "MERCATOR DEBT" means all indebtedness and other obligations of Mercator to Borrower pursuant to the Mercator Loan Documents.

         2. Subject to the terms and conditions of this Agreement, Lender agrees to make advances prior to the Maturity Date in accordance with the terms of the Funding Schedule set forth on SCHEDULE A hereto (collectively, the "ADVANCES" and, individually, an "ADVANCE") under the Line to Borrower; provided, however, that the aggregate amount of Advances outstanding to Borrower under the Line shall not exceed $5,000,000 at any time (the


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Progenitor, Inc.
February 14, 1997


"COMMITMENT AMOUNT") except to the extent that the Commitment Amount under the Mercator Loan Documents is increased pursuant to Schedule A hereto, up to an additional $1,100,000 for an aggregate maximum commitment of $6,600,000 (the "INCREASED COMMITMENT AMOUNT").

         3. (a) All Advances made to Borrower hereunder shall be payable in full on the date (the "MATURITY DATE") that is the earliest to occur of (i) any acceleration of the obligation to repay the Advances under Paragraph 11 of this Agreement, (ii) the consummation by Borrower of an initial public offering of its capital stock, (iii) a "Change of Control" of Borrower as defined in SCHEDULE B, (iv) the closing of the Reorganization (as defined in the Reorganization Agreement) and (v) January 15, 1999.

         "NET PROCEEDS" means (i) with respect to an asset disposition, the excess of (a) the gross cash proceeds received by the Borrower from such disposition OVER (b) the sum of (1) all fees and expenses with respect to legal, investment banking and accounting fees and disbursements and governmental fees incurred (or reasonably expected to be incurred) in connection with such disposition which are not payable to any affiliate of the Borrower PLUS (2) all taxes paid (or payable) in connection with such sale PLUS (3) to the extent the proceeds described in CLAUSE (a) are applied in payment thereof, all indebtedness secured, directly or indirectly, by such assets, (ii) with respect to the sale by the Borrower of any capital stock of the Borrower, the excess of
(a) the gross cash proceeds received by the Borrower from such sale OVER (b) all fees and expenses with respect to underwriting commissions, legal, investment banking and accounting fees and disbursements, printing expense and any governmental fees incurred (or reasonably expected to be incurred) in connection with such sale which are not payable to any affiliate of the Borrower and (iii) with respect to a debt financing, the excess of (a) the principal amount of such financing OVER (b) all fees and expenses with respect to legal, investment banking and accounting fees and disbursements and governmental fees incurred (or reasonably expected to be incurred) in connection with such financing which are not payable to any affiliate of the Borrower.

         (b) Within one business day following the date of the closing of a debt or equity financing resulting in the receipt by Borrower of Net Proceeds of at least $1,000,000, Borrower shall make a mandatory prepayment of the Advances in an amount equal to 1/3 of the amount so received. At any time when no Event of Default exists, such prepayment shall be applied to reduce the principal amount of the Advances payable on the Maturity Date. At any time when an Event of Default exists, such prepayment shall be applied in accordance with Section 9 of the Intercompany Security Agreement.

         (c) Amounts prepaid may not be reborrowed.


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Progenitor, Inc.
February 14, 1997


         4. Advances under the Line will be evidenced by a Promissory Note of even date herewith (as described on Annex II hereto) in an original principal amount equal to the Increased Commitment Amount made by the Borrower and payable to the order of the Lender.

         5. In order to induce Lender to enter into this Agreement, to engage in the transactions contemplated herein and in the other Intercompany Loan Documents and to make the Advances hereunder, (i) Borrower represents and warrants unto Lender as set forth in SCHEDULE C hereto and (ii) Borrower makes the covenants and agreements set forth on SCHEDULE D hereto.

         6. Borrower shall pay interest on Advances outstanding under the Line at a fixed rate per annum equal to 10%. Interest shall accrue from the date of each Advance and shall be payable on the Maturity Date. Interest payable hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 or, where appropriate, 366 days.

         7. Each Advance shall be made to Borrower by wire transfer of immediately available funds to such account as designated by Borrower in the Request for Advance described in Section (b) of SCHEDULE E of this Agreement. All payments by Borrower to Lender hereunder shall be made by wire transfer of immediately available funds to such account as is designated in writing by Lender to Borrower.

         8. Lender's obligation to make Advances to Borrower shall terminate on the earlier of (i) the Maturity Date and (ii) the date on which it is terminated pursuant to Paragraph 11 hereof. Lender's obligation to make Advances shall be conditioned upon Borrower's fulfillment to the reasonable satisfaction of Lender of the conditions set forth on SCHEDULE E.

         9. All Advances under this Agreement shall be advanced by Borrower to Mercator pursuant to and in accordance with the Mercator Loan Documents for use by Mercator in accordance with the Mercator Budget set forth in SCHEDULE F and the Reorganization Agreement.

         10.  All Advances under this Agreement shall be secured pursuant to
(i) that certain Security Agreement between Borrower and Lender of even date herewith pursuant to which Borrower has granted to Lender a security interest in all of its right, title and interest in and to its personal property and (ii) that certain Assignment and Security Agreement between Borrower and Lender of even date herewith pursuant to which Borrower has collaterally assigned

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Progenitor, Inc.
February 14, 1997


to Lender all of its right, title and interest in and to the Mercator Debt and the Mercator Loan Documents.

         11. The occurrence of any Event of Default referred to in SCHEDULE G shall terminate any obligation on the part of Lender to make Advances under this Agreement. If any Event of Default described in clauses (a) through (d) of paragraph (v) or in paragraph (x) of the Definition of "Event of Default" shall occur with respect to Borrower, the outstanding principal amount of all outstanding Advances and all other obligations of Borrower under the Progenitor Loan Documents shall automatically be and become immediately due and payable, without notice or demand. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of paragraph (v) or in paragraph
(x) of the Definition of "Event of Default" with respect to Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may, upon notice to the Borrower, declare all or any portion of the outstanding principal amount of the Advances to be due and payable and any or all other obligations of Borrower under the Progenitor Loan Documents to be due and payable, whereupon the full unpaid amount of such Advances and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

         12. The rights, powers and remedies of Lender hereunder are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between Borrower and Lender relating hereto, at law, in equity or otherwise. Any delay or failure by Lender to exercise any right, power or remedy shall not constitute a waiver thereof by Lender, and no single or partial exercise by Lender of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies. No consent or waiver under this Agreement shall be effective unless in writing. No waiver of any breach or default shall be deemed a waiver of any other breach or default or of any breach or default thereafter occurring. Any waiver shall be effective only with respect to the subject matter thereof and shall neither imply nor constitute nor obligate Lender to grant a further or continuing waiver with respect to the subject matter so waived or any other subject matter.

         13. Borrower shall pay all costs and expenses of Lender (including, without limitation, reasonable fees and expenses of Lender's counsel) incurred by Lender in connection with the enforcement of Lender's rights, powers and remedies hereunder and any instruments or agreements executed in connection with this Agreement.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.


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Progenitor, Inc.
February 14, 1997


         15. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which together shall be but one agreement.

         If the above provisions accurately and completely reflect Borrower's understanding of the arrangements described, please so indicate by executing and returning to Lender the enclosed copy of this Agreement.

                                  Very truly yours,

                                  INTERNEURON PHARMACEUTICALS, INC.


                                  By: /s/ Thomas F. Farb
                                      ----------------------------------
                                  Name: Thomas F. Farb
                                  Title: Executive Vice President and
                                           Treasurer
                                  Address:  One Ledgemont Center
                                            99 Hayden Avenue
                                            Lexington, MA 02173
                                            Attn: Chief Executive Officer
                                            Facsimile: (617) 674-2448


The foregoing is agreed to and
accepted this 14th day of February 1997.

PROGENITOR, INC.


By: /s/ Mark N.K. Bagnall
   -----------------------------
Name: Mark Bagnall
Title: Vice President and Chief Financial Officer

Address:  1507 Chambers Road
          Columbus, Ohio  43212
          Attn: Chief Executive Officer
Facsimile: (614) 488-0404

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